Section 1 - Policy Information

Proposed Insured Name: __________________________________ Symetra Policy # (if available): _______________
Proposed Owner Name (if other than the Insured): __________________________________________

Section 2 - Allocation Instructions (Allocations must total 100% [and be in whole numbers.]):
Important Note:
•These instructions shall apply until later changed by the Policy Owner. If these allocations are not the same as those used in the sales illustration, please contact the financial professional to request a revised illustration.
•The maximum number of Investment Options that may be selected is [16].
•The initial Net Premium Payment is held in the Fixed Account until the end of the Cancellation Period. Upon completion of the Cancellation Period, the initial Net Premium Payment will be allocated according to the instructions below. These instructions will apply to all subsequent Net Premium Payments until Symetra Life Insurance Company (“Symetra”) is instructed otherwise.
•If the proposed Owner wishes to have monthly deductions taken from certain Subaccounts, please indicate that below.
•[If the proposed Owner wishes to elect Dollar Cost Averaging (DCA), please complete the allocation instructions below and elect DCA in Section 3.]
•[If the proposed Owner wishes to elect Automatic Rebalancing, please complete the allocation instructions below and elect Automatic Rebalancing in Section 3.]

Investment Options	% to Allocate for initial Net Premium Payments and subsequent Net Premium Payments	% to Allocate for monthly deductions
[American Funds IS® Growth Fund - Class 1]	%	%
[American Funds IS® Growth-Income Fund - Class 1]	%	%
[American Funds IS® New World Fund - Class 1]	%	%
[American Funds IS® US Govt/AAA-Rated Securities Fund - Class 1]	%	%
[BlackRock High Yield V.I. Fund - Class I]	%	%
[Calvert VP Russell 2000 Small Cap Index]	%	%
[Columbia VP Small Cap Value (Class 1)]	%	%
[DFA VA Short-Term Fixed Portfolio]	%	%
[DFA VA US Large Value Portfolio]	%	%
[DFA VA US Targeted Value Portfolio]	%	%
[DFA VIT Inflation-Protected Securities Portfolio]	%	%
[Fidelity® VIP Contrafund Portfolio - Initial Class]	%	%
[Fidelity® VIP Extended Market index Portfolio - Initial Class]	%	%
[Fidelity® VIP Financial Services Portfolio - Initial Class]	%	%
[Fidelity® VIP Index 500 Portfolio - Initial Class]	%	%
[Fidelity VIP Utilities - Initial Class]	%	%
[Subtotal = ]	[XXX%]	[XXX%]
Investment Options (continued)	% to Allocate for initial Net Premium Payments and subsequent Net Premium Payments	% to Allocate for monthly deductions
[Fidelity® VIP Technology Portfolio - Initial Class]	%	%
[Franklin Income Fund - Class 1]	%	%

[Symetra® [and [Marketing Name®]] [is a registered service mark][are registered service marks] of Symetra Life Insurance Company.
[[Marketing NameSM] is a service mark of Symetra Life Insurance Company.]]
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[Franklin Rising Dividends Securities Fund Class 1]	%	%
[Goldman Sachs VIT Government Money Market - Institutional Shares]	%	%
[Janus Henderson VIT Flexible Bond Portfolio -Institutional Shares]	%	%
[Janus Henderson VIT Mid Cap Value Portfolio - Institutional Shares]	%	%
[JPMorgan Insurance Trust Mid Cap Value Portfolio - Class 1]	%	%
[MFS® VIT Mid Cap Growth Series - Initial Class]	%	%
[MFS® VIT New Discovery Series - Initial Class]	%	%
[PIMCO VIT Emerging Markets Bond Portfolio - Institutional Class]	%	%
[Vanguard VIF Balanced Portfolio]	%	%
[Vanguard VIF Capital Growth Portfolio]	%	%
[Vanguard VIF Conservative Allocation Portfolio]	%	%
[Vanguard VIF Diversified Value]	%	%
[Vanguard VIF Equity Income Portfolio]	%	%
[Vanguard VIF High Yield Bond Portfolio]	%	%
[Vanguard VIF International Portfolio]	%	%
[Vanguard VIF Mid-Cap Index Portfolio]	%	%
[Vanguard VIF Real Estate Index Portfolio]	%	%
[Vanguard VIF Short Term Investment Grade Portfolio]	%	%
[Vanguard VIF Small Company Growth Portfolio]	%	%
[Vanguard VIF Total Bond Market Index]	%	%
[Vanguard VIF Total International Stock Market Index Portfolio]	%	%
[Vanguard VIF Total Stock Market Index Portfolio]	%	%
[Fixed Account [(not available to receive DCA transfers)]]	%	%
[Page 2 Subtotal = ]	[XXX%]	[XXX%]
[Page 1 Subtotal = ]	[XXX%]	[XXX%]
Total =	100%	100%
[Section 3 – Special Programs:
[A. Dollar Cost Averaging (DCA) – This optional program is designed to achieve a potentially lower average cost per Subaccount Unit over time. It does not ensure an investment gain or protect against a loss.
•When DCA is elected, 100% of the initial Net Premium Payment (and, if applicable, subsequent Net Premium Payments) will be allocated to the Fixed Account until DCA transfers take place.
•DCA transfers to the Investment Options selected in Section 2 are based on the frequency and amount of each DCA transfer indicated below. The Fixed Account may not be selected to receive DCA transfers.
•DCA transfers will occur on the Monthly Anniversary Day and will continue until Symetra is instructed to stop or all money has been transferred out of the Fixed Account, whichever is earlier.
•The first DCA transfer will take place on the first Monthly Anniversary Day after the Policy’s Cancellation Period has concluded. DCA transfers do not count toward the maximum number of transfers allowed on the Policy and no transfer fees or any policy limitations related to the Fixed Account will apply.
Check one:
•Yes, I elect the DCA program for my initial Net Premium Payment only.
•Yes, I elect the DCA program for my initial Net Premium Payment and subsequent Net Premium Payments.

Amount of each DCA Transfer	Transfer Frequency (check one)
[$XXX.XX]	•[Monthly] [Quarterly]
]

[Symetra® [and [Marketing Name®]] [is a registered service mark][are registered service marks] of Symetra Life Insurance Company.
[[Marketing NameSM] is a service mark of Symetra Life Insurance Company.]]
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[B. Automatic Rebalancing –The investment performance of the Investment Options chosen may cause the percentage invested in each Investment Option to change from the initial Net Premium Payment allocations. By electing to enroll in Automatic Rebalancing, the proposed Owner authorizes Symetra to automatically rebalance the Policy Value to match the allocations selected in Section 2 above at the frequency selected below.
•Automatic rebalancing is not available if you elected DCA above.
•This automatic rebalancing activity will occur on the Monthly Anniversary Day based on the frequency selected below.
•Automatic Rebalancing does not count toward the maximum number of transfers allowed on the Policy and no transfer fees will apply.
•Yes, I elect to enroll in the Automatic Rebalancing program.

Please rebalance my account in the following frequency (check one):
•[Monthly]
•[Quarterly]
•[Semi-Annual]
•[Annual]]

Section [4] – Authorizations & Acknowledgements:

[A. Transfer Authorization: The elections in Section 4A below pertain to the authorization to transfer among available Investment Options and/or to change the allocation percentages for subsequent Net Premium Payments.
•I hereby authorize Symetra to accept instructions, either by telephone transfer facility or online, from me or any party authorized in this section below, to transfer funds among available Investment Options and/or to change the allocation percentages for subsequent Net Premium Payments. For instructions submitted online, if available, I or my financial professional will be required to log in with certain identifying information, such as password or personal identification information. This authorization will remain in effect until Symetra receives revocation via Written Notice from me.
[I authorize the following individuals to, either by telephone transfer facility or online, transfer funds among available Investment Options and/or to change the allocation percentages for subsequent Net Premium Payments on my behalf as described in this section above. (Check all that apply. If no option is selected, the authorization will be limited to me as Owner and, if applicable, the Joint Owner):
•[My financial professional or a member of their staff]
•[The following third-party(ies):
Authorized third-party name(s): _____________________________________________________________]
[Relationship to the Owner(s): Spouse Child Other (specify): _____________________________]]]

[B. Electronic Delivery – To enroll, the Symetra Customer Electronic Consent and Disclosure Agreement must be completed:
•Yes, I elect to enroll in electronic delivery and have completed the Symetra Customer Electronic Consent and Disclosure Agreement.]
C.

[Symetra® [and [Marketing Name®]] [is a registered service mark][are registered service marks] of Symetra Life Insurance Company.
[[Marketing NameSM] is a service mark of Symetra Life Insurance Company.]]
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Important Acknowledgements:	Check one
a.I have received a current prospectus or summary prospectus (and any prospectus supplements), as well as prospectuses or summary prospectuses for the underlying funds I have selected, for the applicable Policy.
•Yes •No
a.I understand the Death Benefit and other values provided by this Policy, when based on the investment performance of the Variable Account, may increase or decrease daily as a function of the investment performance of the Subaccounts I have selected and are not guaranteed as to the dollar amount.
•Yes •No
a.I understand the duration of the Death Benefit may increase or decrease depending on the investment performance of the Variable Account in which the Policy is allocated.	•Yes •No
a.This Policy meets my insurance objectives and anticipated financial needs.	•Yes •No

By affixing my signature below, I affirm that the responses I provided above are true.

Agreement & Signature(s)

Proposed Owner: The undersigned hereby agree(s) that Individual Life Insurance Application Supplemental Application (Supplement) shall be part of the Life Insurance Application and made part of the Policy, if issued. I have read the completed Supplement and Life Insurance Application, or have had then read to me, and agree that all of the information contained herein is true and complete to the best of my knowledge. I understand I am applying for a variable life insurance and that my Policy Value may increase or decrease depending on the investment performance of the Investment Options I have chosen. Symetra has the right to add, remove, or limit Subaccount options, and interest rates, provided they do not go below the minimums shown in the Policy. I understand that any values shown, other than guaranteed minimum values, are not guarantees, promises or warranties.

FRAUD WARNING: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.
Signatures (Must be completed in entirety to process the application)

Proposed Owner Signature	Signed at [City, State]	Date [DD/MM/YYYY]

Proposed Owner Name Printed

Financial Professional: This Application is being submitted after an examination of the interests of the proposed Owner and an assessment of the stated goals of the proposed Owner. I have discussed this product with the proposed Owner and have not made any statements which contradict the disclosure materials provided to them. I have not made any promises or guarantees about the future values of any non-guaranteed elements. I have provided the proposed Owner with the required product and fund prospectus documents.

Financial Professional Signature	Date [DD/MM/YYYY]

[Symetra® [and [Marketing Name®]] [is a registered service mark][are registered service marks] of Symetra Life Insurance Company.
[[Marketing NameSM] is a service mark of Symetra Life Insurance Company.]]
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[Financial Professional Full Legal Name printed]	[Broker Dealer Name]

[BGA/Firm Name]	[Office Address]

[Phone Number]	[Email Address]

    [Registered Principal Section: I have reviewed the Application, Supplements and Variable Coverage Details and find the transaction suitable.

Registered Principal Signature	Date [DD/MM/YYYY]

Registered Principal Full Legal Name printed

]

[Symetra® [and [Marketing Name®]] [is a registered service mark][are registered service marks] of Symetra Life Insurance Company.
[[Marketing NameSM] is a service mark of Symetra Life Insurance Company.]]
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